Exhibit 10.14

FIRST AMENDMENT TO GAMES DEVELOPMENT

AND LICENSING AGREEMENT

THIS FIRST AMENDMENT TO GAMES DEVELOPMENT AND LICENSING AGREEMENT (the “First Amendment”) is entered into effective as of August 31, 2017 by and among TapGames, a Pakistani Registered Firm as Partnership, of 14 D , L Block Gulberg 3 Lahore, Pakistan (hereinafter “TapGames” which expression shall be deemed to include successors in interest, legal heirs and assigns), Khurram Samad an individual who may receive Notice care of GeniTeam, House #14D, Block L, Main Ferozepur Road, Gulberg III, Lahore, Pakistan, Rizwan Yousuf an individual who may receive Notice care of GeniTeam, House #14D, Block L, Main Ferozepur Road, Gulberg III, Lahore, Pakistan, GenITeam, a Pakistani Corporation located at House #14D, Block L, Main Ferozepur Road, Gulberg III, Lahore, Pakistan and Tapinator, Inc., an American corporation duly registered and incorporated in the State of Delaware, having its office address at 110 West 40th St., Suite 1902 New York, NY, 10018 USA (hereinafter “Tapinator” which expression shall be deemed to include affiliates, successors in interest and permitted assigns).

Background

WHEREAS, the Parties in the preamble have entered into that certain Games Development and Licensing Agreement effective as of April 24, 2017 (the “Original Agreement”); and

WHERES, the Parties desire to amend the Original Agreement as set forth in this First Amendment.

Agreement

Now, Therefore, in consideration of the premises, mutual covenants and agreements contained herein, as follows:

1.     Incorporation of Recitals; Defined Terms. The recitals set forth above are hereby incorporated by reference into this First Amendment. Capitalized terms used, and not otherwise defined herein, shall have the meanings given to such terms in the Original Agreement.

2.     Amendments to Original Agreement.

(a)     Term. Section II of the Original Agreement is deleted and replaced in its entirety with the following:

“The Original Agreement shall be deemed to be effective as of March 1, 2017 (the “Effective Date”) and shall remain in force until April 30, 2018 unless terminated as provided herein below or otherwise modified or renewed by the Parties hereto. Upon the expiration of the term, the Parties may renew the Original Agreement by executing an addendum thereto, signed and executed by the Parties hereto. In the case where the Parties wish to renew the Agreement, game development costs shall not increase by more than 6% annually, beginning 12 months from the Effective Date.”

or desirable actions in connection with the consummation of the Drag-Along Transaction.

(b)     Cross Promotion. Section V(e) of the Original Agreement is deleted and replaced in its entirety with the following:

Tapinator shall agree, that for as long as it continues to own such games, it shall during the Term of this Agreement use 100% of the existing cross promotion inventory in the games developed under Agreement 1 and Agreement 2 toward cross promoting the Games under this Agreement. Notwithstanding the above, Tapinator shall be free to use 100% of the existing cross promotion inventory in the games developed under Agreement 1 and Agreement 2 toward cross promoting other games of Tapinator’s choosing for any four week period during the Term of this Agreement but shall provide TapGames with two weeks advance notice prior to doing so.

3.     Miscellaneous. In the event of an inconsistency between the terms of the Original Agreement and this First Amendment with respect to the matters the subject matter hereof, this First Amendment will govern. Except as explicitly amended by this First Amendment, the Original Agreement shall remain unchanged and in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Games Development and Licensing Agreement to be duly executed as of the day and year first written above.

Rizwan Yousuf, on behalf of TapGames	Ilya Nikolayev, on behalf of Tapinator

Khurram Samad, individually	Rizwan Yousuf, individually

For the purposes of all references, direct or indirect, to Agreement 2:

Khurram Samad on behalf of GenITeam
Address:	14 D , L Block
Gulberg 3, Lahore
Pakistan

3